Exhibit (i)

August 29, 2022

Board of Trustees of IndexIQ ETF Trust

51 Madison Avenue

New York, NY 10010

Re:	IndexIQ ETF Trust (Registration Nos. 333-152915 and 811-22227) with respect to its series (each a “Fund”, and collectively, the “Funds”) listed on Exhibit A attached hereto

Ladies and Gentlemen:

We have acted as counsel for IndexIQ ETF Trust, a Delaware statutory trust (the “Trust”), in connection with the Trust’s filing on August 29, 2022 with the Securities and Exchange Commission (the “Commission”) of its Post-Effective Amendments No. 218 under the Securities Act of 1933 (the “1933 Act”) (File No. 333-152915) and its Amendment No. 220 under the Investment Company Act of 1940 (File No. 811-22227), respectively, to its Registration Statement on Form N-1A (as amended, the “Registration Statement”) relating to the issuance and sale by the Trust of an unlimited number of authorized shares of the Funds (the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust’s Declaration of Trust, as amended to date, (c) the Trust’s By-laws, as amended to date, (d) resolutions of the Board of Trustees of the Trust related to the Shares and the Funds; and (e) such other instruments, documents, statements and records of the Trust and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon the foregoing, we are of the opinion that the Shares proposed to be offered and sold pursuant to the Registration Statement, when Post-Effective Amendment No. 218 and Amendment No. 220 becomes effective pursuant to the rules and regulations of the Commission, will have been validly authorized and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law and delivered by the Trust

August 29, 2022

against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is limited to the Delaware statutory trust laws governing matters such as the authorization and issuance of the Shares, and we do not express any opinion concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the Registration Statement under the caption “Other Service Providers – Legal Counsel” in the prospectus that is a part thereof and under the caption “Legal Counsel” in the statement of additional information that is a part thereof and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

Respectfully submitted,

/s/ Chapman and Cutler LLP
Chapman and Cutler LLP

August 29, 2022

Exhibit A

IQ Hedge Multi-Strategy Tracker ETF

IQ Hedge Macro Tracker ETF

IQ Hedge Market Neutral Tracker ETF

IQ Hedge Long/Short Tracker ETF

IQ Hedge Event-Driven Tracker ETF

IQ Real Return ETF

IQ Merger Arbitrage ETF

IQ Global Resources ETF

IQ Chaikin U.S. Dividend Achievers ETF

IQ Chaikin U.S. Large Cap ETF

IQ Chaikin U.S. Small Cap ETF

IQ FTSE International Equity Currency Neutral ETF

     (formerly, IQ 50 Percent Hedged FTSE International ETF)

IQ S&P U.S. Preferred Stock Low Volatility High Dividend ETF

IQ 500 International ETF

IQ Global Equity R&D Leaders ETF

IQ U.S. Large Cap R&D Leaders ETF

IQ U.S. Mid Cap R&D Leaders ETF

IQ Candriam ESG U.S. Large Cap Equity ETF

     (formerly, IQ Candriam ESG US Equity ETF)

IQ Candriam ESG International Equity ETF

IQ Healthy Hearts ETF

IQ Engender Equality ETF

IQ Clean Oceans ETF

IQ Cleaner Transport ETF

IQ S&P High Yield Low Volatility Bond ETF